Exhibit 99.2

Superior Treasure Global

Consolidated Financial Statements

December 31, 2017

Superior Treasure Global Limited

Consolidated Balance Sheets

At December 31, 2017

2017
Assets
Current assets
Cash and cash equivalents	$81,668
Other receivables and other currents assets	152,082
Prepaid taxes	71
Total current assets	233,821

Non-current assets
Plant and equipment, net	427,223
Prepayment for furniture and fixtures	335,382
Total Assets	$996,426

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and other payables	1,998
Customer deposits	42,147
Total current liabilities	44,145

Total Liabilities	44,145

Stockholders’ Deficit
Paid in capital	1
Additional paid in capital	1,758,748
Accumulated deficit	(820,491)
Accumulated other comprehensive income	14,023
Total Stockholders’ Equity	952,281

Total Liabilities and Stockholders’ Equity	$996,426

See accompanying notes to financial statements

Superior Treasure Global Limited

Consolidated Statement of Operations and Comprehensive Loss

From October 1, 2017 to December 31, 2017

2017
Net revenues	$-
Cost of revenues	-
Gross profit	-

Operating expenses:
Selling and marketing expenses	149,191
General and administrative expenses	343,656
Total operating expenses	492,847

Operating loss	(492,847)

Other income (expenses):
Interest income	33

Earnings before tax	(492,814)

Tax	-

Net loss	$(492,814)

Other comprehensive income:
Foreign currency translation loss	19,773

Comprehensive income	$(473,041)

Loss per share
Basic and diluted earnings per share	$(473,041)
Basic and diluted weighted average shares outstanding	1

See accompanying notes to financial statements

Superior Treasure Global Limited

Consolidated Statement of Cash Flows

From October 1, 2017 to December 31, 2017

2017
Cash flows from operating activities
Net income	$(492,814)
Depreciation	328
Increase in accounts and other receivables	208,471
Increase in prepayments	(1,472)
Increase in accounts and other payables	(83,131)
Net cash provided by operating activities	(368,618)

Cash flows from investing activities
Purchases of equipment and furniture	(418,103)
Prepayments for equipment, furniture, and improvements	(54,906)
Net cash used in investing activities	(473,009)

Cash flows from financing activities
Capital contributions by owners	699,475
Repayments from related parties	205,600
Net cash provided by financing activities	905,075

Net increase of cash and cash equivalents	63,448

Effect of foreign currency translation on cash and cash equivalents	1,418

Cash and cash equivalents–beginning of period	16,802

Cash and cash equivalents–end of period	$81,668

Supplementary cash flow information:
Interest received	$33
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements

Superior Treasure Global Limited

Notes to Financial Statements

1.	THE COMPANY AND PRINCIPAL BUSINESS ACTIVITIES

Superior Treasure Global Limited (the “Company”) was incorporated in the British Virgin Islands (“BVIs”) on November 17, 2017. The Company, through its direct and indirect wholly owned subsidiaries, is in the business of business of auctioning, trading, digitizing, cataloguing and displaying Chinese art work. The Company’s operations are located in the People’s Republic of China (“PRC”).

Treasure Artwork Corporation Limited (“TAC”) was incorporated on December 28, 2017 in the Hong Kong SAR. TAC wholly owns Yuebao Industrial Management Consulting (Guangzhou) Company Limited (“WOFE”) which was established on January 17, 2018 in the PRC.

Guangzhou Cangbao Tianxia Arts Company Limited (“VIE”), which was established on March 28, 2017 in the PRC.

On April 6, 2018, TAC and Ms. Meng Xueqin and Mr. Zhou Yongyin, the owners of VIE, entered into four agreements: 1.) Shareholder Usufruct Transfer Agreement, 2.) Exclusive Management Consultation Service Agreement, 3.) Stock Equity Transfer Priority Agreement, and 4.) Stock Equity Pledge Agreement (collectively the “VIE Agreements”), whereby the TAC has been effectively given full control over the operations and direction of the assets of VIE, and TAC is the primary beneficiary of VIE.

Mr. Meng Qingxi is the sole director and shareholder of the Company; Mr. Meng Qingxi is the brother of Ms. Meng Xueqin.

Ms. Meng Xueqin and Mr. Zhou Yongyi have entrusted their beneficial ownership interests in VIE to Mr. Meng Qingxi for the purposes of establishing a shareholding structure to gain listing through a reverse merger with a public listed entity; accordingly, these are not fair market value transactions that entail consideration to be transfer from Mr. Meng Qingxi to Ms. Meng Xueqin and Mr. Zhou Yongyi in exchange for entering to the VIE Agreements. The above re-organization transactions have been accounted for as a combination of entities under common control. No goodwill and revaluation of the assets of the companies was recognized.

At the time of the issuance of these financial statements, the Company and its subsidiaries have yet to generate revenues and profits.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

(b)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of those wholly-owned subsidiaries.

Superior Treasure Global Limited

Notes to Financial Statements

The Company’s subsidiaries are listed as follows:

Name of Company	Place of incorporation	Attributable equity interest %	Authorized capital
Treasure Art Work Corporation Limited	Hong Kong	100	HKD 1
Yuebao Industrial Management Consulting (Guangzhou) Company Limited	PRC	100	RMB 1,000,000
Guangzhou Cangbao Tianxia Arts Company Limited	PRC	VIE	RMB 1,080,000,000

(c)	Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

(d)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(e)	Prepaid expenses

The Company makes prepayments to service providers such as its landlord for real property leases.

(f)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Equipment	3 - 10 years
Motor vehicles	4 - 5 years
Furniture and fixtures	5 - 10 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

(g)	Prepayments for equipment and furniture and fixtures

Amounts recorded as prepayments for equipment and furniture and fixtures are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. The Company’s begins depreciating those assets when they have transferred to plant and equipment and put into use.

(h)	Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Superior Treasure Global Limited

Notes to Financial Statements

(i)	Advertising

All advertising costs are expensed as incurred. The Company incurred $24,610 in advertising expenses during the period from October 1, 2017 to December 31, 2017.

(j)	Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

(k)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain. The Company has incurred losses since its inception and management is not able to estimate when that Company will generate taxable profits; accordingly, the company has elected to not recognize and deferred tax assets.

(l)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

(m)	Foreign currency translation

The accompanying financial statements are presented in United States dollars (“USD”). The functional currency of the Company is the USD. The functional currency of AGW is the Hong Kong dollar (“HKD”). The functional currency of SZFY and JXFZYBL is the Renminbi (“RMB”). The financial statements of the Companies subsidiaries have been translated into United States dollars from RMB and HKD at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Exchange Rates	12/31/2017
Year end RMB : US$ exchange rate	6.50670
Average year RMB : US$ exchange rate	6.61333

Year end HKD : US$ exchange rate	7.81295
Average year HKD : US$ exchange rate	7.80795

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Superior Treasure Global Limited

Notes to Financial Statements

(n)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. The Company did not have any potentially dilutive securities outstanding during the period covered in these financial statements.

(o)	Financial instruments

The Company’s accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

(p)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(q)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

Superior Treasure Global Limited

Notes to Financial Statements

(r)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, "Goodwill and Other Intangible Assets", goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

(s)	Recent accounting pronouncements

On January 5, 2016, the FASB issued ASU 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Although the ASU retains many current requirements, it significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.

On February 25, 2016, the FASB issued ASU 2016-02 “Leases (Topic 842)”, its new standard on accounting for leases. ASU 2016-02 introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in ASC 606, the FASB’s new revenue recognition standard (e.g., those related to evaluating when profit can be recognized).

Furthermore, the ASU addresses other concerns related to the current leases model. For example, the ASU eliminates the requirement in current U.S. GAAP for an entity to use bright-line tests in determining lease classification. The standard also requires lessors to increase the transparency of their exposure to changes in value of their residual assets and how they manage that exposure. The new model represents a wholesale change to lease accounting. As a result, entities will face significant implementation challenges during the transition period and beyond, such as those related to:

Applying judgment and estimating.

●	Managing the complexities of data collection, storage, and maintenance.
●	Enhancing information technology systems to ensure their ability to perform the calculations necessary for compliance with reporting requirements.
●	Refining internal controls and other business processes related to leases.
●	Determining whether debt covenants are likely to be affected and, if so, working with lenders to avoid violations.
●	Addressing any income tax implications.

The new guidance will be effective for public business entities for annual periods beginning after December 15, 2018 (e.g., calendar periods beginning on January 1, 2019), and interim periods therein.

On March 15, 2016, the FASB issued ASU 2016-07 “Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting”, which simplifies the equity method of accounting by eliminating the requirement to retrospectively apply the equity method to an investment that subsequently qualifies for such accounting as a result of an increase in the level of ownership interest or degree of influence. Consequently, when an investment qualifies for the equity method (as a result of an increase in the level of ownership interest or degree of influence), the cost of acquiring the additional interest in the investee would be added to the current basis of the investor’s previously held interest and the equity method would be applied subsequently from the date on which the investor obtains the ability to exercise significant influence over the investee. The ASU further requires that unrealized holding gains or losses in accumulated other comprehensive income related to an available-for-sale security that becomes eligible for the equity method be recognized in earnings as of the date on which the investment qualifies for the equity method.

Superior Treasure Global Limited

Notes to Financial Statements

The guidance in the ASU is effective for all entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years; early adoption is permitted for all entities. Entities are required to apply the guidance prospectively to increases in the level of ownership interest or degree of influence occurring after the ASU’s effective date. Additional transition disclosures are not required upon adoption.

On March 17, 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which amends the principal-versus-agent implementation guidance and illustrations in the Board’s new revenue standard (ASU 2014-09). The FASB issued the ASU in response to concerns identified by stakeholders, including those related to (1) determining the appropriate unit of account under the revenue standard’s principal-versus-agent guidance and (2) applying the indicators of whether an entity is a principal or an agent in accordance with the revenue standard’s control principle. Among other things, the ASU clarifies that an entity should evaluate whether it is the principal or the agent for each specified good or service promised in a contract with a customer. As defined in the ASU, a specified good or service is “a distinct good or service (or a distinct bundle of goods or services) to be provided to the customer.” Therefore, for contracts involving more than one specified good or service, the entity may be the principal for one or more specified goods or services and the agent for others.

The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). In addition, entities are required to adopt the ASU by using the same transition method they used to adopt the new revenue standard.

On March 30, 2016, the FASB issued ASU 2016-09 “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows.

The ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods.

The Company is currently assessing the above the accounting pronouncements and their potential impact from their adoption on the financial statements.

3.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to generate revenues through operations and raise additional funds via loans from related parties or raising of funds in the public market. For the three months ended December 31, 2017, the Company reported net loss of $492,814. The Company had an accumulated deficit of approximately $820,941. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through a reverse merger with a publicly listed entity and shortly thereafter the sales of equity or debt securities by the listed entity to investors for cash to fund operations and further expansion.

Superior Treasure Global Limited

Notes to Financial Statements

4.	PLANT AND EQUIPMENT

Plant and equipment consisted of the following as of September 30, 2017:

2017
At Cost:
Equipment	$427,556

Less: Accumulated depreciation
Equipment	(333)

$427,223

Depreciation expenses translated at the average exchange rates for the period ended September 30, 2017 was $0 as equipment was placed into service in the middle of September 2017; accordingly, the Company began recording depreciation subsequently in October 2017.

5.	RELATED PARTY TRANSACTIONS

Related parties’ relationships as follows:

The balances owed by Mr. Meng and Mr. Zhou in the amounts of $1,458 and $202,898 have been repaid to the Company.

6.	LEASE COMMITMENTS

The Company entered into the three operating lease agreements for its offices and showroom located in Guangzhou, PRC. The minimum outstanding lease payments outstanding as of September 30, 2017 are detailed in the table below:

Contract	Start	End	Minimum Lease Payments
01	9/1/2017	8/31/2018	$543,317
02	9/1/2017	8/31/2018	25,524
03	9/1/2017	8/31/2018	33,787
			$602,628

The rental deposit in the amount of $150,657, translated at the exchange rate in effect at December 31, 2017, is carried as an amount in other receivables and other current assets in the Company’s balance sheet at December 31, 2017.

Superior Treasure Global Limited

Notes to Financial Statements

7.	RISKS

A.	Credit risk

VIE’s bank deposits are with banks located in the PRC. These banks do not carry federal deposit insurance.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

C.	Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

8.	SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

As mentioned in Note 1 above, the Company entered into VIE Agreements with the VIE on April 6, 2018.